UNDERWRITING AGREEMENT

     This Agreement is made this 1st day of June, 2000, between each of the registered investment companies listed on Schedule A, each a Maryland corporation (each individually referred to as the "Company"), and INVESCO DISTRIBUTORS, INC., a Delaware corporation (the "Underwriter").

                                   WITNESSETH:

     WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified, open-end management investment company and currently has one class of shares (the "Shares") which is divided into series, and which may be divided into additional series (the "Series"), each representing an interest in a separate portfolio of investments, and it is in the interest of the Company to offer the Shares for sale continuously; and

     WHEREAS, the Underwriter is engaged in the business of selling shares of investment companies either directly to investors or through other securities dealers; and

     WHEREAS, the Company and the Underwriter wish to enter into an agreement with each other with respect to the continuous offering of the Shares of each Series in order to promote growth of the Company and facilitate the distribution of the Shares;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

         1. The Company hereby appoints the Underwriter its agent for the distribution of Shares of each Series in jurisdictions wherein such Shares legally may be offered for sale; provided, however, that the Company in its absolute discretion may (a) issue or sell Shares of each Series directly to purchasers, or (b) issue or sell Shares of a particular Series to the shareholders of any other Series or to the shareholders of any other investment company, for which the Underwriter or any affiliate thereof shall act as exclusive distributor, who wish to exchange all or a portion of their investment in Shares of such Series or in shares of such other investment company for the Shares of a particular Series. Notwithstanding any other provisions hereof, the Company may terminate, suspend or withdraw the offering of Shares whenever, in the Company's sole discretion, it deems such action to be desirable. The Company reserves the right to reject any subscription in whole or in part for any reason.

         2. The Underwriter hereby agrees to serve as agent for the distribution of the Shares and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized Shares remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), at such prices and on such terms as hereinafter set forth, all subject to applicable federal and state securities laws and regulations. Nothing herein shall be construed to prohibit the Underwriter from engaging in other related or unrelated businesses.

         3. In addition to serving as the Company's agent in the distribution of the Shares, the Underwriter shall also provide to the holders of the Shares certain maintenance, support or similar services ("Shareholder Services"). Such services shall include, without limitation, answering routine shareholder inquiries regarding the Shares, assisting shareholders in considering whether to change dividend options and helping to effectuate such changes, arranging for bank wires, and providing such other services as the Company may reasonably request from time to time. It is expressly understood that the Underwriter or the Company may enter into one or more agreements with third parties pursuant to which such third parties may provide the Shareholder Services provided for in this paragraph. Nothing herein shall be construed to impose upon the Underwriter any duty or expense in connection with the services of any registrar, transfer agent or custodian appointed by the Company, the computation of the net asset value or offering price of Shares, the preparation and distribution of notices of meetings, proxy soliciting material, annual and periodic reports, dividends and dividend notices, or any other responsibility of the Company.

         4. Except as otherwise specifically provided for in this Agreement, the Underwriter shall sell the Shares directly to purchasers, or through qualified broker-dealers or others, in such manner, not inconsistent with the provisions hereof and the then effective Registration Statement of the Company under the 1933 Act (the "Registration Statement") and related Prospectus (the "Prospectus") and Statement of Additional Information ("SAI") of the Company as the Underwriter may determine from time to time; provided that no broker-dealer or other person shall be appointed or authorized to act as agent of the Company without the prior consent of the directors (the "Directors") of the Company. The Underwriter will require each broker-dealer to conform to the provisions hereof and of the Registration Statement (and related Prospectus and SAI) at the time in effect under the 1933 Act with respect to the public offering price of the Shares of any Series.

               The Company will have no obligation to pay any commissions or other remuneration to such broker-dealers.

         5. The Shares of each Series offered for sale or sold by the Underwriter shall be offered or sold at the net asset value per share determined in accordance with the then current Prospectus and/or SAI relating to the sale of the Shares of the appropriate Series except as departure from such prices shall be permitted by the then current Prospectus and/or SAI of the Company, in accordance with applicable rules and regulations of the Securities and Exchange Commission. The price that the Company shall receive for the Shares of each Series purchased from the Company shall be the net asset value per share of such Shares, determined in accordance with the Prospectus and/or SAI applicable to the sale of the Shares of such Series.

         6. Except as may be otherwise agreed to by the Company, the Underwriter shall be responsible for issuing and delivering such confirmations of sales made by it pursuant to this Agreement as may be required; provided, however, that the Underwriter or the Company may utilize the services of other persons or entities believed to be competent to perform such functions. Shares shall be registered on the transfer books of the Company in such names and denominations as the Underwriter may specify.

         7. The Company will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of the Shares for sale (including the qualification of the Company as a broker-dealer where necessary or advisable) in such states as the Underwriter may reasonably request (it being understood that the Company shall not be required without its consent to comply with any requirement which in the opinion of the Directors of the Company is unduly burdensome). The Underwriter, at its own expense, will effect all qualifications of itself as broker or dealer, or otherwise, under all applicable state or federal laws required in order that the Shares may be sold in such states or jurisdictions as the Company may reasonably request.

         8. The Company shall prepare and furnish to the Underwriter from time to time the most recent form of the Prospectus and/or SAI of the Company and/or of each Series of the Company. The Company authorizes the Underwriter to use the Prospectus and/or SAI, in the forms furnished to the Underwriter from time to time, in connection with the sale of the Shares of the Company and/or of each Series of the Company. The Company will furnish to the Underwriter from time to time such information with respect to the Company, each Series, and the Shares as the Underwriter may reasonably request for use in connection with the sale of the Shares. The Underwriter agrees that it will not use or distribute or authorize the use, distribution or dissemination by broker-dealers or others in connection with the sale of the Shares any statements, other than those contained in a current Prospectus and/or SAI of the Company or applicable Series, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations, and that it will promptly furnish the Company with copies of all such material.

         9. The Underwriter will not make, or authorize any broker-dealers or others to make any short sales of the Shares of the Company or otherwise make any sales of the Shares unless such sales are made in accordance with a then current Prospectus and/or SAI relating to the sale of the applicable Shares.

         10. The Underwriter, as agent of and for the account of the Company, may cause the redemption or repurchase of the Shares at such prices and upon such terms and conditions as shall be specified in a then current Prospectus and/or SAI. In selling, redeeming or repurchasing the Shares for the account of the Company, the Underwriter will in all respects conform to the requirements of all state and federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc., relating to such sale, redemption or repurchase, as the case may be. The Underwriter will observe and be bound by all the provisions of the Articles of Incorporation or Bylaws of the Company and of any provisions in the Registration Statement, Prospectus and SAI, as such may be amended or supplemented from time to time, notice of which shall have been given to the Underwriter, which at the time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Underwriter.

         11.   (a)   The  Company shall indemnify,  defend and hold harmless the
                     Underwriter,  its officers and directors and any person who controls the  Underwriter  within the meaning of Section 15 of the 1933  Act,  from  and  against  any and all  claims, demands,  liabilities  and expenses  (including the cost of
                     investigating   or  defending   such  claims,   demands  or
                     liabilities  and any attorney  fees  incurred in connection
                     therewith),   which  the  Underwriter,   its  officers  and
                     directors or any such controlling person, may incur under the federal securities laws, the common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or any related Prospectus and/or SAI or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Underwriter to the Company for use in the Registration

                     Statement or any related Prospectus and/or SAI.

                     Notwithstanding the foregoing, this indemnity agreement, to the extent that it might require indemnity of the Underwriter or any person who is an officer, director of controlling person of the Underwriter, shall not inure to the benefit of the Underwriter or officer, director or controlling person thereof unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the federal securities laws and in no event shall anything contained herein be so construed as to protect the Underwriter against any liability to the Company, the Directors or the Company's shareholders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

                     This indemnity agreement is expressly conditioned upon the Company's being notified of any action brought against the Underwriter, its officers or directors or any such controlling person, which notification shall be given by letter or by telegram addressed to the Company at its principal address in Denver, Colorado and sent to the Company by the person against whom such action is brought within ten (10) days after the summons or other first legal process shall have been served upon the Underwriter, its officers or directors or any such controlling person. The failure to notify the Company of any such action shall not relieve the Company from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph. The Company shall be entitled to assume the defense of any suit brought to enforce such claim, demand, or liability, but in such case the defense shall be conducted by counsel chosen by the Company and approved by the Underwriter, which approval shall not be unreasonably withheld. If the Company elects to assume the defense of any such suit and retain counsel approved by the Underwriter, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel obtained by any of them. Should the Company elect not to assume the defense of any such suit, or should the
                     Underwriter not approve of counsel chosen by the Company, the Company will reimburse the Underwriter, its officers and directors or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Underwriter or them. In addition, the Underwriter shall have the right to employ counsel to represent it, its officers and directors and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company hereunder if in the reasonable judgment of the Underwriter it is advisable for the Underwriter, its officers and directors or such controlling person to be represented by separate counsel, in which event the reasonable fees and expenses of such separate counsel shall be borne by the Company. This indemnity agreement and the Company's representations and warranties in this Agreement shall remain operative and in full force and effect and shall survive the delivery of any of the Shares as provided in this Agreement. This indemnity agreement shall inure exclusively to the benefit of the Underwriter and its successors, the Underwriter's officers and directors and their respective estates and any such controlling person and their successors and estates. The Company shall promptly notify the Underwriter of the commencement of any litigation or proceeding against it in connection with the issue and sale of the Shares.

               (b) The Underwriter agrees to indemnify, defend and hold harmless the Company, its Directors and any person who controls the Company within the meaning of Section 15 of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any attorney fees incurred in connection therewith) which the Company, its Directors or any such controlling person may incur under the Federal securities laws, the common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its Directors or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any alleged untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Company specifically for use in the Registration Statement or any related Prospectus and/or SAI or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or the related Prospectus and/or SAI or necessary to make such information not misleading and (b) any alleged act or omission on the Underwriter's part as the Company's agent that has not been expressly authorized by the Company in writing.

                     Notwithstanding the foregoing, this indemnity agreement, to the extent that it might require indemnity of the Company or any Director or controlling person of the Company, shall not inure to the benefit of the Company or Director or controlling person thereof unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the federal securities laws and in no event shall anything contained herein be so construed as to protect any Director of the Company against any liability to the Company or the
                     Company's shareholders to which the Director would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                     This indemnity agreement is expressly conditioned upon the Underwriter's being notified of any action brought against the Company, its Directors or any such controlling person, which notification shall be given by letter or telegram addressed to the Underwriter at its principal office in Denver, Colorado, and sent to the Underwriter by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served upon the Company, its Directors or any such controlling person. The failure to notify the Underwriter of any such action shall not relieve the Underwriter from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph. The Underwriter shall be entitled to assume the defense of any suit brought to enforce such claim, demand, or liability, but in such case the defense shall be conducted by counsel chosen by the Underwriter and approved by the Company, which approval shall not be unreasonably withheld. If the Underwriter elects to assume the defense of any such suit and retain counsel approved by the Company, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel obtained by any of them. Should the Underwriter elect not to assume the defense of any such suit, or should the Company not approve of counsel chosen by the Underwriter, the Underwriter will reimburse the Company, its Directors or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Company or them. In addition, the Company shall have the right to employ counsel to represent it, its Directors and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Company against the Underwriter hereunder if in the reasonable judgment of the Company it is advisable for the Company, its Directors or such controlling person to be represented by separate counsel, in which event the reasonable fees and expenses of such separate counsel shall be borne by the Underwriter. This indemnity agreement and the Underwriter's representations and warranties in this Agreement shall remain operative and in full force and effect and shall survive the delivery of any of the Shares as provided in this Agreement. This indemnity agreement shall inure exclusively to the benefit of the Company and its successors, the Company's Directors and their respective estates and any such controlling person and their successors and estates. The Underwriter shall promptly notify the Company of the commencement of any litigation or proceeding against it in connection with the issue and sale of the Shares.

         12. The Company will pay or cause to be paid (a) expenses (including the fees and disbursements of its own counsel) of any registration of the Shares under the 1933 Act, as amended, (b) expenses incident to the issuance of the Shares, and (c) expenses (including the fees and disbursements of its own counsel) incurred in connection with the preparation, printing and distribution of the Company's Prospectuses, SAIs, and periodic and other reports sent to holders of the Shares in their capacity as such. The Underwriter shall prepare and provide necessary copies of all sales literature subject to the Company's approval thereof.

         13. This Agreement shall become effective with respect to a Company or Series of a Company as of the date it is approved by a majority vote of the Directors of the Company, as well as a majority vote of the Directors who are not "interested persons" (as defined in the Investment Company Act) of the Company, and shall continue in effect for an initial term expiring May 30, 2001, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) (i) by a vote of the Directors of the Company or (ii) by a vote of a majority of the outstanding voting securities of the Company or Series, as applicable, and (b) by a vote of a majority of the Directors of the Company who are not "interested persons," as defined in the Investment Company Act, of the Company cast in person at a meeting for the purpose of voting on this Agreement.

               Either party  hereto may  terminate  this  Agreement on any date, without the payment of a penalty, by giving the other party at least 60 days' prior written notice of such termination specifying the date fixed therefor. In particular, this Agreement may be terminated with respect to a Company (and/or one or more Series of a Company) at any time, without payment of any penalty, by vote of a majority of the members of the Directors of the Company or by a vote of a majority of the outstanding voting securities of the Company or Series, as applicable, on not more than 60 days' written notice to the Underwriter.

               Without prejudice to any other remedies of a Company provided for in this Agreement or otherwise, the Company may terminate this

               Agreement at any time immediately upon the Underwriter's failure to fulfill any of the obligations of the Underwriter hereunder.

         14. The Underwriter expressly agrees that, notwithstanding anything to the contrary herein, or in any applicable law, it will look solely to the assets of a Company for any obligations of the Company hereunder and nothing herein shall be construed to create any personal liability on the part of any Director or any shareholder of a Company.

         15. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 15, the definition of "assignment" contained in the Investment Company Act and interpretations thereunder shall be applied.

         16. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

         17. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the Underwriter and, if applicable, approved in the manner required by the Investment Company Act.

         18. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

         19. This Agreement and the application and interpretation hereof shall be governed exclusively by the laws of the State of Colorado.

     IN WITNESS WHEREOF, the Company and the Underwriter have each caused this Agreement to be executed on its behalf by an officer thereunto duly authorized and the Underwriter has caused its corporate seal to be affixed as of the day and year first above written.

                              COMPANY (Listed in Schedule A)

                              By: /s/ Mark H. Williamson
                                  ----------------------
                                  Mark H. Williamson
                                  President

   ATTEST:

   /s/ Glen A. Payne
   -----------------
   Glen A. Payne
   Secretary

                              UNDERWRITER

                              By: /s/ Ronald L. Grooms
                                  --------------------
                                  Ronald L. Grooms
                                  Senior Vice President

   ATTEST:

   /s/ Glen A. Payne
   -----------------
   Glen A. Payne
   Secretary


                             DISTRIBUTION AGREEMENT
                                   SCHEDULE A

REGISTERED INVESTMENT COMPANY             FUNDS                                 EFFECTIVE DATE
------------------------------------------------------------------------------------------------

INVESCO Advantage Series Funds, Inc.(1),(2)
                                          Advantage Fund                        August 23, 2000
                                          Global Growth Fund(4)                 November 29, 2000
                                          Advantage Global Health
                                             Sciences Fund(5)                   May 15, 2001
                                          Mid-Cap Growth Fund(6)                September 28, 2001

INVESCO Bond Funds, Inc.                  High Yield Fund                       June 1, 2000
                                          Select Income Fund
                                          Tax-Free Bond Fund
                                          U.S. Government Securities Fund

INVESCO Combination Stock & Bond          Balanced Fund                         June 1, 2000
Funds, Inc.                               Equity Income Fund
                                          Total Return Fund

INVESCO International Funds, Inc.         European Fund                         June 1, 2000
                                          International Blue Chip Value Fund
                                          Latin American Growth Fund(3)
                                          Pacific Basin Fund(3)

INVESCO Money Market Funds, Inc.          Cash Reserves Fund                    June 1, 2000
                                          Tax-Free Money Fund
                                          U.S. Government Money Fund

INVESCO Sector Funds, Inc.                Energy Fund                           June 1, 2000
                                          Financial Services Fund
                                          Gold Fund
                                          Health Sciences Fund
                                          Leisure Fund
                                          Real Estate Opportunity Fund
                                          Technology Fund
                                          Telecommunications Fund
                                          Utilities Fund

INVESCO Stock Funds, Inc.                 Blue Chip Growth Fund                 June 1, 2000
                                          Dynamics Fund
                                          Growth & Income Fund
                                          Endeavor Fund
                                          Small Company Growth Fund
                                          S&P 500 Index Fund
                                          Value Equity Fund

INVESCO Treasurer's Series Funds, Inc.    Treasurer's Money Market
                                                Reserve Fund                    June 1, 2000
                                          Treasurer's Tax-Exempt
                                                Reserve Fund


                                   SCHEDULE A

                                   (CONTINUED)

REGISTERED INVESTMENT COMPANY             FUNDS                                 EFFECTIVE DATE
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INVESCO Variable Investment Funds, Inc.   VIF-Blue Chip Growth Fund             June 1, 2000
                                          VIF-Dynamics Fund
                                          VIF-Equity Income Fund
                                          VIF-Financial Services Fund
                                          VIF-Health Sciences Fund
                                          VIF-High Yield Fund
                                          VIF-Market Neutral Fund
                                          VIF-Real Estate Opportunity Fund
                                          VIF-Small Company Growth Fund
                                          VIF-Technology Fund
                                          VIF-Telecommunications Fund
                                          VIF-Total Return Fund
                                          VIF-Utilities Fund

(1)  Amended August 23, 2000.
(2) Amended November 8, 2000 -- On November 8, 2000 the name of the INVESCO Advantage Series Funds, Inc. was changed to INVESCO Counselor Series Funds, Inc. Therefore, all references to INVESCO Advantage Series Funds, Inc. should be changed to INVESCO Counselor Series Funds, Inc.
(3)  Liquidated pursuant to a shareholder vote on November 28, 2000.
(4)  Amended on November 29, 2000.
(5)  Amended on May 15, 2001.
(6)  Amended on September 28, 2001.
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